                                                                EXHIBIT 23.4


                           CONSENT OF INDEPENDENT ACCOUNTS


We consent to incorporation by reference in the (1) Registration Statement on Form S-8 (No. 33-36847) relating to the Foundation Health Corporation Profit Sharing and 401(k) Plan, (2) Registration Statement on Form S-8 (No. 33-36850) relating to the Foundation Health Corporation 1990 Stock Option Plan, (3) Registration Statement on Form S-8 (No. 33-36849) relating to the Foundation Health Corporation Employee Stock Purchase Plan, (4) Registration Statement on Form S-8 (No. 33-44783) relating to the Non-Qualified Stock Option Plan of Foundation Health Corporation, (5) Registration Statement on Form S-8 (No. 33-48561) relating to the 1992 Nonstatutory Stock Option Plan of Foundation Health Corporation and the Foundation Health Corporation Incentive Common Stock Option Agreement, (6) Registration Statement on Form S-8 (No. 33-534468) relating to the Century MediCorp. 1983 Incentive Stock Option Plan and Century MediCorp 1985, 1988, 1989 and 1991 nonstatutory stock option plans, (7) Registration Statement on Form S-8 (No. 33-67062) relating to the 1989 Stock Plan of Business Insurance Corporation, (8) Registration Statement on Form S-3 (No. 33-80512) relating to the 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation, (9) Registration Statement on Form S-8 (No. 33-86568) relating to the Intergroup Healthcare Corporation Stock Option and Incentive Plan and Stock Option Agreement, and (10) Registration Statement on Form S-8 (No. 33-86566) relating to the Foundation Health Corporation 1990 Stock Option Plan (as amended and restated), of our report dated February 28, 1994, on our audit of the consolidated statements of income, changes in stockholders' equity, and cash flows of CareFlorida Health Systems, Inc. and Subsidiaries for the year ended December 31, 1993 which report is included in the Amended Annual Report on Form 10-K/A of Foundation Health Corporation.

COOPERS & LYBRAND L.L.P.

Miami, Florida
November 18, 1996


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